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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT

        This Employment Agreement is made and entered into by and between Telocity, Inc. (the "Company") and Patricia Manuel ("Manuel") as of May 5, 1999 (the "Effective Date").

        1. Position and Duties: Manuel shall be employed by the Company as its President and Chief Executive Officer ("CEO"), reporting only to the Company's Board of Directors (the "Board") effective as of Michael Solomon's resignation which the Company expects to occur no later than July 22, 1999. As its President and CEO, Manuel agrees to devote her full business time, energy and skill to her duties at the Company. These duties shall include all those duties customarily performed by the President and CEO, as well as those duties that may be assigned by the Board from time to time. In addition, the Company will undertake its best efforts to have its shareholders approve the nomination and election of Manuel to the Board, which approval the Company anticipates will occur.

        As a member of the Company's Board, Manuel shall be subject to the provisions of the Company's bylaws and all applicable general corporation laws relative to her position on the Board. In addition to the Company's bylaws, as a member of the Board, Manuel shall also be subject to the statement of powers, both specific and general, as set forth in the Company's Articles of Incorporation.

        2. Term of Employment: Manuel's employment with the Company will be for no specified term, and may be terminated by Manuel or the Company at any time, with or without cause. Upon the termination of Manuel's employment with the Company, for any reason, neither Manuel nor the Company shall have any further obligation or liability under this Employment Agreement to the other, except as set forth in paragraphs 4, 5, 6, 7, 8 and 9, below.

        3 . Compensation: Manuel shall be compensated by the Company for her services as follows:

               (a) Base Salary: As Chief Executive Officer, Manuel shall be paid a monthly Base Salary of $25,000 per month ($300,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Manuel's salary shall be reviewed on at least an annual basis and may be modified as appropriate. In the event of such a modification, the new amount shall become Manuel's Base Salary.

               (b) Benefits: Manuel shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time. In addition, Manuel shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies.


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               (c) Bonuses: Manuel shall be entitled to the following bonuses:

                      (i) Signing Bonus: Within ninety (90) business days of the Effective Date, the Company will pay Manuel a signing bonus in the total amount of $150,000, less applicable withholding. In the event that Manuel voluntarily resigns from her employment during the first year following the Effective Date, Manuel agrees that she shall repay a pro-rata share of the signing bonus based on the time remaining in the first year of service.

                      (ii) Guaranteed Bonus: At the conclusion of her first year of service as CEO of the Company, Manuel shall receive a bonus in the total amount of $100,000, less applicable withholding. The bonus payment shall be made in accordance with the Company's normal payroll procedures for bonuses.

                      (iii) Performance Bonus: At the conclusion of her second year of service as CEO of the Company, and each year of employment thereafter, Manuel shall have the opportunity to earn a Performance Bonus that will be payable in accordance with the Company's Performance Bonus Plan, as such plan may be adopted and modified over time. (Manuel is expected to prepare and present a form of Performance Bonus Plan for review and approval by the Board and it is expected that such Performance Bonus Plan will set the minimum target bonus at fifty percent (50%) of Manuel's then current base salary for the achievement of minimum objectives approved by the Board). This Performance Bonus shall be based upon the achievement of certain fiscal and performance-based objectives as agreed to by Manuel and the Board and such payment to be made in accordance with the Company's normal payroll procedures for bonuses. All bonus payments made pursuant to this subsection are subject to the approval of the Board.

                      (d) Attorneys' Fees In Negotiating Agreement: The Company shall reimburse Manuel for all reasonable attorneys fees she incurs in the review and negotiation of this Employment Agreement up to a maximum of $5000.

        4. Stock Options: Manuel shall be granted the option to purchase 1,613,137 shares of the Common Stock of the Company, which represents seven percent (7%) of the Company's fully-diluted, as converted equity, at an exercise price per share equal to the fair market value of a share of Common Stock of the Company on the date of grant as determined by the Board in its sole discretion. To the extent possible, such Option will be an incentive stock option. The Company currently anticipates (but does not guaranty) that the fair market value of the Common Stock of the Company on the date of grant shall be $.70 per share. Manuel's options shall vest monthly at the rate of 1/48 per month. Upon the termination of Manuel's employment in accordance with the provisions of paragraph 6(b), below, the options shall vest as described in those paragraphs. Except as provided in paragraph 6(b), below, Manuel's options shall be subject to the terms of the Company's Stock Option Plan, a copy of which is attached hereto as Exhibit A, and the standard option agreement provided pursuant to the plan. Manuel will be permitted to exercise the option in full prior to vesting in the underlying shares, subject to the


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Company's right to repurchase any unvested shares at Manuel's original cost upon her termination of employment. In addition, the Company shall permit Manuel to pay the option exercise price with a full recourse loan (secured by the shares acquired with the loan) at the lowest interest rate available to avoid the imposition of imputed income under the tax laws to assist Manuel to exercise her options. Such loan shall be repayable upon the earlier of: (i) the fifth year anniversary of the Effective Date; (ii) the termination of Manuel's employment for any reason; or (iii) the date twelve (12) months after Manuel is first eligible to sell shares of the Company's stock that she holds following an initial public offering of the Company's shares; provided, however, that in the event of Manuel's Termination Without Cause, such loan shall be repayable upon the earlier of the events stated in clauses (i) or (iii) immediately preceding.

        For purposes of the resale of the underlying shares under the Option, the Company covenants to use its good faith efforts to make available Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"), or to register the shares on Form S-1 or S-3 under the Securities Act (in the case where the Company registers shares for its own account or for others holding registration rights) or on Form S-8 under the Securities Act.

        The agreement for the Options shall contain the following additional provisions: (i) in the event that Manuel resigns from her position for "Good Reason" (as defined below) within twelve (12) months following a Change of Control of the Company (as also defined below), one half of the unvested shares subject to the Options, or any other option grants made to Manuel, shall become vested immediately prior to Manuel's resignation. For purposes of this Employment Agreement, a "Change of Control" shall mean an "Ownership Change Event" (as defined below) or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

        For purposes of this Employment Agreement, an "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                      (1) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                      (2) a merger or consolidation in which the Company is a party;


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                      (3) the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                      (4) a liquidation or dissolution of the Company.

        For purposes of this Employment Agreement, "Good Reason" means any of the following conditions, which condition(s) remain(s) in effect 15 days after written notice to the Board from Manuel of such condition(s):

                      (1) a decrease in Manuel's Base Salary and/or a material decrease in Manuel's Performance Bonus Plan or employee benefits;

                      (2) a material, adverse change in Manuel's title, authority, responsibilities or duties, as measured against Manuel's title, authority, responsibilities or duties immediately prior to such change;

                      (3) the relocation of Manuel's work place to a location outside the San Francisco Bay Area (i.e., Marin County, Contra Costa County, Alameda County, San Francisco County, San Joaquin County, San Mateo County or Santa Clara County);

                      (4) any material breach by the Company of any provision of this Employment Agreement, which breach is not cured within thirty (30) days following written notice of such breach from Manuel; or

                      (5) any failure of the Company to obtain the assumption of this Employment Agreement by any successor or assign of the Company.

        5 . Benefits Upon Termination: In the event of Manuel's voluntary termination from employment with the Company, or in the event that Manuel's employment terminates as a result of her death or continued disability for ninety (90) days ("disability" defined as the inability to perform the essential functions of Manuel's position), Manuel shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of her termination or in the case of any stock options, vested through the date of her termination. In the event that Manuel voluntarily resigns from her employment with the Company she shall simultaneously resign from any position she holds on the Company's Board.

        6. Benefits Upon Other Termination. Manuel agrees that her employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Manuel's employment by the Company for the reasons set forth below, she shall be entitled to the following:

               (a) Termination for Cause: If Manuel's employment is terminated by the Company for "Cause" as defined below, Manuel shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3, or in the case of any stock options, vested through the date of her termination.


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        For purposes of this Employment Agreement, a termination for "Cause"
occurs if Manuel is terminated for any of the following reasons:

                      (1) theft, dishonesty, or falsification of any employment or Company records;

                      (2) conviction of a felony or any act involving moral turpitude;

                      (3) Manuel's refusal to perform any reasonable, assigned duties after written notice from the Company of, and a reasonable opportunity to correct, such refusal;

                      (4) improper disclosure of the Company's confidential or proprietary information;

                      (5) any intentional act by Manuel that has a material detrimental effect on the Company's reputation or business; or

                      (6) any material breach of this Employment Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company.

               (b) Termination Without Cause: If Manuel's employment is terminated by the Company for any reason other than for Cause, it shall be deemed a "Termination Without Cause." In such case, Manuel shall be entitled to the following separation benefits:

                  (i) in the event that: (i) Manuel's employment is terminated prior to the closing date of an initial public offering of the common stock of the Company; and (ii) such termination is effective during the first year following the Effective Date, Manuel shall be entitled to receive the greater of:

                      (A)

                           (1) all accrued compensation and benefits earned
through the date of termination;

                           (2) continued payment of Manuel's salary at her Base
Salary rate, less applicable withholding, for six (6) months following her termination;

                           (3) payment of the Guaranteed Bonus described above;
and

                           (4) additional vesting in the Options described in
paragraph 4, above, or any other options granted to Manuel by the Board as if Manuel continued to vest in the options for an additional six months; or


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                      (B)

                           (1) all accrued compensation and benefits earned
through the date of termination;

                           (2) continued payment of the Base Salary as provided
in paragraph 3(a) until the one year anniversary of the Effective Date;

                           (3) payment of the Guaranteed Bonus described in
paragraph 3(c)(ii), above, on the one year anniversary of the Effective Date;
and

                           (4) continued vesting in the Options described in
paragraph 4, above, and any other options granted to Manuel by the Board until the one year anniversary of the Effective Date.

                  (ii) in the event that: (i) Manuel's employment is terminated prior to the closing date of an initial public offering of the common stock of the Company; and (ii) such termination is effective following the one year anniversary of the Effective Date, Manuel shall receive:

                      (A) all accrued compensation and benefits earned through the date of termination;

                      (B) continued payment of Manuel's salary at her Base Salary rate, less applicable withholding, for six (6) months following her termination;

                      (C) a pro rata portion of Manuel's target Performance Bonus for the year in which the termination occurs; and

                      (D) an additional six (6) months vesting in the Options described in paragraph 4, above and any other options granted to Manuel by the Board.

                  (iii) in the event that Manuel's employment is terminated on or following the closing date of an initial public offering of the common stock of the Company, Manuel shall receive:

                           (A) all accrued compensation and benefits earned
through the date of termination;

                           (B) continued payment of Manuel's salary at her Base
Salary rate, less applicable withholding, for twelve (12) months following her termination;

                           (C) a pro rata portion of Manuel's target Performance
Bonus for the year in which the termination occurs; and


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                           (D) an additional twelve (12) months' vesting in the
Options described in paragraph 4, above and any other options granted to Manuel by the Board.

                  (iv) in the event that Manuel's employment is terminated by the Company or she voluntarily resigns from the Company for Good Reason within sixty (60) days prior to or twelve (12) months following a Change of Control, Manuel shall receive in a lump sum:

                           (A) a severance payment equal to (1) twelve (12)
months salary at her then current Base Salary Rate and (2) her target annual Performance Bonus for the term in which her employment terminated;

                           (B) continued benefits for up to twelve (12) months
following termination; and

                           (C) accelerated vesting as described in Paragraph 4.

        7. Employee Inventions and Proprietary Rights Assignment Agreement:
Manuel agrees to abide by the terms and conditions of the Company's standard Employee Inventions and Proprietary Rights Assignment Agreement.

        8. Non-Solicitation: Manuel agrees that for a period of one year after the date of the termination of her employment for any reason, she shall not, either directly or indirectly: (i) solicit the services, or attempt to solicit the services, of any employee of the Company to any other person or entity; or
(ii) solicit or otherwise encourage any customer, supplier or other business contact of the Company to withdraw, curtail or cancel their business with the Company.

        9. Indemnification: The Company agrees to make Manuel a party to its standard form of indemnification agreement as signed by the Company's other officers and directors.

        10. Dispute Resolution: In the event of any dispute or claim relating to or arising out of this Employment Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Manuel and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in San Francisco, California in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Manuel acknowledges that by accepting this arbitration provision she is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

        11. Attorneys' Fees: The prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Employment Agreement.


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        12. Interpretation: Manuel and the Company agree that this Employment
Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

        13. Successors and Assigns: This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Employment Agreement by Manuel, she shall not have the right to assign or transfer any of her rights, obligations or benefits under this Employment Agreement, except as otherwise noted herein.

        14. Entire Agreement: This Employment Agreement constitutes the entire employment agreement between Manuel and the Company regarding the terms and conditions of her employment, with the exception of (i) the agreement described in paragraph 7 and (ii) any stock option agreements between Manuel and the Company. To the extent that there is any inconsistency between this Employment Agreement and any other agreement between Manuel and the Company, the terms of this Employment Agreement will govern. This Employment Agreement (including the documents described in (i) and (ii) herein) supersedes all prior negotiations, representations or agreements between Manuel and the Company, whether written or oral, concerning Manuel's employment by the Company.

        15. Validity: If any one or more of the provisions (or any part thereof) of this Employment Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

        16. Modification: This Employment Agreement may only be modified or amended by a supplemental written agreement signed by Manuel and the Company.

        17. Counterparts: This Employment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year written below.


                                         TELOCITY, INC.

Date: April 30, 1999                     By: Illegible
     ----------------------------           -----------------------------

                                         Its: Director
                                             ----------------------------

Date:
     ----------------------------        --------------------------------
                                         Patricia Manuel


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        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year written below.


                                         TELOCITY, INC.

Date:                                    By:
     ----------------------------           -----------------------------

                                         Its:
                                             ----------------------------

Date: 5-5-99                             /s/ PATRICIA MANUEL
     ----------------------------        --------------------------------
                                         Patricia Manuel